UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2012

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2012, Teradyne, Inc. (the “Company”) was notified of the decision by Jeffrey R. Hotchkiss, President, Systems Test Group, to retire as an executive officer of the Company effective June 29, 2012.

Item 5.07. Submission of Matters to a Vote of Security Holders

Teradyne, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on May 22, 2012 (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following proposals:

1. To elect the eight nominees named in the Company’s proxy statement filed with the Commission on April 12, 2012 to the Board of Directors to serve as directors for a one-year term. Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
James W. Bagley	148,116,119	4,648,499	32,987	17,347,638
Michael A. Bradley	148,522,175	4,242,664	32,766	17,347,638
Albert Carnesale	145,946,055	6,803,183	48,367	17,347,638
Daniel W. Christman	134,850,543	17,896,841	50,221	17,347,638
Edwin J. Gillis	151,103,662	1,647,055	46,888	17,347,638
Timothy E. Guertin	150,053,973	2,695,044	48,588	17,347,638
Paul J. Tufano	152,227,672	523,183	46,750	17,347,638
Roy A. Vallee	145,665,197	7,086,232	46,176	17,347,638

2. To conduct an advisory vote on the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved on an advisory basis by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
150,816,271	1,921,290	60,044	17,347,638

3. To ratify the selection of the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained
164,266,825	5,809,872	68,546

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: May 29, 2012	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P., Chief Financial Officer and Treasurer